Exhibit 99.2
Fourth Quarter 2010 Supplemental Financial Report

Index to Supplemental Information Quarterly Supplemental Disclosure - December 31, 2010

Company Information Quarterly Supplemental Disclosure - December 31, 2010 First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and industrial properties in the greater Washington, D.C. region. The Company's focus is acquiring properties that can benefit from its intensive property management and seeking to reposition these properties to increase their profitability and value. Matters other than historical facts set forth within this Quarterly Supplemental Financial Report are forward-looking statements within the meaning of the federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, the financial condition of tenants, the uncertainties of acquisition activity, the cost and availability of financing, the effects of general and local economic and market conditions, regulatory changes and other risks and uncertainties detailed in the Company's Annual Report on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Note that certain figures are rounded to the nearest thousands throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands, except per share data) (1)See page 5 for a reconciliation of the Company's FFO to Core FFO. (2)Gross asset value calculation as defined in the unsecured revolving credit facility agreement. (3)In July 2010, the Company entered into an interest rate swap agreement that will fix LIBOR at 1.474% on $50.0 million of the Company's variable rate debt beginning on January 18, 2011. (4)Acquisition costs were omitted due to their variability, which impacted the comparability of period over period results. (5)Excludes Lease-Up Properties: Redland Corporate Center, Bldg 2 and Atlantic Corporate Park. (6)Includes properties in Suburban Maryland, Northern Virginia and Washington, DC. Portfolio concentration Highlights Retention rate Same property NOI by Region Debt to Gross asset value

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands) (percentages are representative of total revenues) (1)The Company recovered approximately 65% of these costs. (2)For the three months ended September 30, 2010, the Company recorded a reduction of bad debt expense of $527 thousand previously recorded as a result of uncertainty associated with a tenant renewal. (3)Represents the operating results of Deer Park and 7561 Lindbergh Drive, which were both sold in the second quarter of 2010. Financial Results

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands, except per share data) (1)For the three months ended December 31, 2010 and 2009, depreciation and amortization expense of $13 thousand and $150 thousand, respectively, related to a third party's portion of a consolidated joint venture was not added back when calculating the Company's FFO. (2)Represents cash received from space leased to a former owner of a property the Company acquired in September 2008. All cash received from these leases in 2009 was treated as a reduction in the basis of the property. (3)Straight-line rent, less uncollectable amounts and rent abatements. (4)Most non-real estate depreciation is classified in general and administrative expense. (5)Does not include first generation costs, which the Company defines as tenant improvement, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. Financial Measures

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands) (percentages are representative of total revenues) (1) The Company recovered approximately 65% of these costs. (2) For the year ended December 31, 2010, the Company recorded a reduction of bad debt expense of $527 thousand related to straight-line rent reserves previously recorded as a result of uncertainty associated with a tenant renewal. (3) Represents the operating results of Deer Park and 7561 Lindbergh Drive, which were both sold in the second quarter of 2010 and Alexandria Corporate Park, which was sold in the second quarter of 2008. Yearly Financial Results

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands, except per share data) (1)For the years ended December 31, 2010 and 2009, depreciation and amortization expense of $13 thousand and $801 thousand, respectively, related to a third party's portion of a consolidated joint venture was not added back when calculating the Company's FFO. (2)Represents cash received from space leased to a former owner of a property the Company acquired in September 2008. All cash received from these leases is treated as a reduction in the basis of the property acquired. (3)Straight-line rent, less uncollectable amounts and rent abatements. (4)Most non-real estate depreciation is classified in general and administrative expense. (5)Does not include first generation costs, which the Company defines as tenant improvement, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. Yearly Financial Measures

Net Operating Income (NOI) Same-Property Analysis

FIRST POTOMAC REALTY TRUST

(unaudited, amounts in thousands)

Same-Property NOI[1]	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2009
Total base rent	$ 25,974	$ 26,459	$ 104,274	$ 104,774
Tenant reimbursements and other	5,700	6,074	23,459	23,278
Property operating expenses	(7,408)	(7,990)	(30,656)	(30,260)
Real estate taxes and insurance	(2,912)	(3,159)	(11,906)	(12,574)
Same-Property NOI - accrual basis	21,354	21,384	85,171	85,218
Straight-line revenue, net	411	18	669	(370)
Deferred market rental revenue, net	(292)	(429)	(1,335)	(1,398)
Same-Property NOI - cash basis	$ 21,473	$ 20,973	$ 84,505	$ 83,450
Change in same-property NOI - accrual basis	(0.1)%		(0.1)%	
Change in same-property NOI - cash basis	2.4%		1.3%	
Change in Same-Property NOI - accrual basis				
Rental revenue decrease	$ (485)		$ (500)	
Tenant reimbursement and other (decrease) increase	(374)		181	
Expense decrease	829		272	
	$ (30)		$ (47)	
Same-property percentage of total consolidated portfolio (sf)	87.6%		87.6%	

Reconciliation of Consolidated NOI to Same-Property NOI	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2009
Total revenues	$ 36,687	$ 34,440	$ 140,016	$ 132,148
Property operating expenses	(8,892)	(8,627)	(34,053)	(32,567)
Real estate taxes and insurance	(3,470)	(3,287)	(13,140)	(12,849)
NOI	24,325	22,526	92,823	86,732
Less: Non-same property NOI[2]	(2,971)	(1,142)	(7,652)	(1,514)
Same-Property NOI - accrual basis	21,354	21,384	85,171	85,218
Straight-line revenue, net	411	18	669	(370)
Deferred market rental revenue, net	(292)	(429)	(1,335)	(1,398)
Same-Property NOI - cash basis	$ 21,473	$ 20,973	$ 84,505	$ 83,450

Change in Same-Property NOI by Region (accrual basis)	Three Months Ended December 31, 2010	Percentage of Base Rent	Twelve Months Ended December 31, 2010	Percentage of Base Rent
Maryland	(1.0)%	32%	(1.4)%	32%
Northern Virginia	3.8%	32%	1.6 %	32%
Southern Virginia	(2.6)%	36%	(0.4)%	36%

Change in Same-Property NOI by Property Type (accrual basis)[3]	Three Months Ended December 31, 2010	Percentage of Base Rent	Twelve Months Ended December 31, 2010	Percentage of Base Rent
Business Park	(0.1)%	50%	(1.7)%	50%
Industrial	(2.6)%	27%	2.4%	27%
Office/Office Park	5.0%	23%	0.2%	23%

[1] Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: RiversPark I and II, Cloverleaf Business Center, Ashburn Center, Three Flint Hill, 500 First Street, NW, Battlefield Corporate Center, Redland Corporate Center, Atlantic Corporate Center, 1211 Connecticut Ave, NW, 440 First Street, NW, 7458 Candlewood Road, 1750 H Street, NW and Aviation Business Park.

[2] Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

[3] Does not include one retail property.

Quarterly Supplemental Disclosure - December 31, 2010 8

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands, except per share data) Consolidated Balance Sheet

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands) MARKET CAPITALIZATION (1)In July 2010, the Company entered into an interest rate swap agreement that, beginning on January 18, 2011, fixed LIBOR at 1.474% on $50.0 million of the Company's variable rate debt. (2)Acquisition costs were omitted due to their variability, which impacted the comparability of period over period results. Total Market Capitalization and Selected Ratios

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands) Outstanding Debt

FIRST POTOMAC REALTY TRUST

Outstanding Debt - Continued

(unaudited, amounts in thousands)

	Effective Interest Rate	Balance at December 31, 2010	Annualized Debt Service	Maturity Date	Balance at Maturity
Total Fixed Rate Debt	5.85%[4]	$ 424,032	$ 30,450		$ 391,042
Variable Rate Debt					
Secured Term Loan I[6]					
Loan A[6]	LIBOR + 2.50%	10,000	276	1/15/2011	10,000
Loan B	LIBOR + 2.50%	10,000	276	1/15/2012	10,000
Loan C	LIBOR + 2.50%	10,000	276	1/15/2013	10,000
Loan D	LIBOR + 2.50%	10,000	276	1/15/2014	10,000
Secured Term Loan II	LIBOR + 2.50%	20,000	552	8/11/2011	20,000
Senior Secured Term Loan[7]	LIBOR + 3.50%	50,000	1,880	5/10/2011	50,000
Unsecured Revolving Credit Facility[8][9]	LIBOR + 3.00%	191,000	6,227	1/15/2014	191,000
Total Variable Rate Debt	3.24%[4][10]	$ 301,000	$ 9,763		$ 301,000
Total at December 31, 2010	**4.77%[4][10]**	**$ 725,032**	**$ 40,213** [11]		**$ 692,042**

[1] In January 2011, the Company repaid the $12.0 million mortgage encumbering Indian Creek Court with available cash.

[2] The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties. The fair value impacts at December 31, 2010 and contractual interest rates are:

Property	Fair Value Impact	Contractual Interest Rate
403/405 Glenn Drive	$ 82	7.60%
4612 Navistar Drive	137	7.48%
Campus at Metro Park	452	7.11%
1434 Crossways Boulevard Building II	317	7.05%
Prosperity Business Center	26	6.25%
1434 Crossways Boulevard Building I	243	6.25%
Linden Business Center	78	6.01%
Owings Mills Business Center	16	5.85%
Annapolis Commerce Park East	(132)	5.74%
Hanover Business Center Building D	30	8.88%
Hanover Business Center Building C	40	7.88%
Chesterfield Business Center Bldgs C, D, G and H	68	8.50%
Chesterfield Business Center Bldgs A, B, E and F	88	7.45%
Gateway Centre Building I	44	7.35%
Airpark Business Center	48	7.45%
7458 Candlewood Road - Note 1	(239)	4.67%
7458 Candlewood Road - Note 2	280	6.57%
Total fair value increases, net	$ 1,578	

[3] The maturity date on these loans represents the anticipated repayment date of the loans, after which the interest rates on the loans increase.

[4] Represents the weighted average interest rate.

[5] During 2010, the Company retired $20.1 million of its Exchangeable Senior Notes.

[6] Interest on the loan is LIBOR plus 250 basis points, which increases by 100 basis points each year beginning on January 1, 2011, to a maximum of 550 basis points. In January 2011, the Company repaid the $10.0 million balance of Loan A with available cash.

[7] On November 10, 2010, the Company entered into a three month $50.0 million senior secured term loan with KeyBank, N.A. In February 2011, the Company extended the maturity date of the term loan to May 10, 2011.

[8] The unsecured revolving credit facility matures in January 2013 with a one-year extension at the Company's option, which it intends to exercise.

[9] As of December 31, 2010, the borrowing base for the Company's unsecured revolving credit facility included the following properties: 13129 Airpark Road, Virginia Center, Aquia Commerce Center II, Airpark Place, Gateway West II, Crossways II, Reston Business Campus, Cavalier Industrial Park, Gateway Centre (Building II), Enterprise Parkway, Diamond Hill Distribution Center, Linden Business Center (Building I), 1000 Lucas Way, River's Bend Center, Crossways I, Sterling Park Business Center, Sterling Park Land, 1408 Stephanie Way, Davis Drive, Gateway 270, Gateway II, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, River's Bend Center II, Park Central (Building V), Hanover AB, Herndon Corporate Center, 6900 English Muffin Way, Gateway West, 4451 Georgia Pacific, 20270 Goldenrod Lane, Old Courthouse Square, Patrick Center, West Park, Woodlands Business Center, 15 Worman's Mill Court, Girard Business Center, Girard Place, Owings Mills Commerce Center, 4200 Tech Court, Park Central I, Triangle Business Center and Ashburn Center.

[10] In July 2010, the Company entered into an interest rate swap agreement that, beginning on January 18, 2011, fixed LIBOR at 1.474% on $50.0 million of the Company's variable rate debt. The swap agreement will expire on January 15, 2014.

[11] During 2010, the Company paid approximately $4.8 million in principal payments, which excludes $23.7 million related to mortgage debt that was repaid in 2010.

Quarterly Supplemental Disclosure - December 31, 2010 12

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands) (1)In July 2010, the Company entered into an interest rate swap agreement that, beginning on January 18, 2011, fixed LIBOR at 1.474% on $50.0 million of the Company's variable rate debt. The swap agreement will expire on January 15, 2014. (2)The borrowing base for the Exchangeable Notes, Unsecured Revolving Credit Facility and Senior Unsecured Notes also supports Senior Unsecured Notes of $37.5 million maturing in 2016. (3)Secured Term Loan I is mezzanine debt. Total supported indebtedness includes underlying first mortgage financing that matures from 2010 through 2021. The term loan is comprised of four $10 million notes with staggered yearly maturities, with the first $10 million note repaid in January 2011. Debt Maturity Schedule

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands) (1)Covenant does not apply to Secured Term Loans covenants. (2)Covenant does not apply to Senior Notes covenants. Debt Covenants

Quarterly Supplemental Disclosure - December 31, 2010 Portfolio Summary (unaudited)

Quarterly Supplemental Disclosure - December 31, 2010 (1)See page 17 for details. (2) First quarter acquisitions as of February 25, 2011. (3)On February 18, 2011 the Company sold the property for net proceeds of $10.8 million. (unaudited, amounts in thousands) Acquisitions and Dispositions

Quarterly Supplemental Disclosure - December 31, 2010 (1)Placed into redevelopment at acquisition. (2)Represents Company's ownership in joint venture. (3)Includes $8.0 million paid by the Company in January 2011 to acquire the ground lease for the building. (4)First quarter acquisitions as of February 25, 2011. (5)Development joint venture. (unaudited, amounts in thousands) Acquisition Details

Quarterly Supplemental Disclosure - December 31, 2010 (1)Redevelopment of existing structures. (2)Does not include $8.0 million paid by the Company in January 2011 to acquire the ground lease for the building. (unaudited, amounts in thousands) Land and Properties Available for Development and Redevelopment

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands) (1)Management fee adjustment, which calculates 4% of revenue, is used in lieu of an administrative overhead allocation for comparative purposes. (2)Represents portion of original purchase under redevelopment. (3)Does not include $8.0 million paid by the Company in January 2011 to acquire the ground lease for 440 First Street, NW. Net Asset Value Analysis

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited, amounts in thousands) (1)The mortgage loan matures in September 2011 and has two one-year renewal options. Borrowings on the loan bear interest at LIBOR plus 250 basis points. The Company entered into an interest rate swap agreement that fixed the interest rate on the loan at 5.97% for its initial three-year term. Of the $28 million principal balance, 25% is recourse to the Company. (2)Does not include 1750 H Street and Aviation Business Park. Investment in Joint Ventures

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)Does not include space in development or redevelopment. (2)Triple-net equivalent (3) Reflects leased, not yet occupied spaces. (4)Includes leases on property amenities, such as garage, antenna and land. (5)Does not include vacant and core factor space. Leasing and Occupancy Summary

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)Annualized rental revenue is based on triple-net equivalent cash basis rental revenue as of December 31, 2010. Top Thirty Tenants

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)Does not include space under redevelopment or completed construction yet to be placed into service. (2)Triple-net equivalent; reflects leased, not yet occupied spaces. (3)Includes Atlantic Corporate Park and Redland Corporate Center, Bldg 2. Portfolio Analysis

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) Market Concentration

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)Includes 94,853 square feet of leases and associated costs for leases signed in 4th quarter for subsequent periods. Of the total, 61,791 square feet will commence in Q1 2011, 21,081 square feet will commence in Q2 2011, and 11,981 square feet will commence in Q3 2011. (2)Year-to-date net absorption includes 50,000 square feet from a license agreement converted into a new lease. (3)Comparable leases include leases with a term greater than or equal to one year and downtime of less than or equal to one year. (4)Non-comparable leases include leases with a term less than one year or a downtime of greater than one year or acquired vacancy. (5)Includes first and second generation TI costs. Second generation capital costs averaged $17.53 per square foot. (6)Year-to-date leases include 21,078 square feet of lease extensions from restructured leases. Average lease term was 28 months. Changes in cash and GAAP rents were 0.5% and -2.2%, respectively. Leasing Analysis

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)Triple-net equivalent (2)The Company classifies leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. Of the 99,710 square feet of leases that expired on December 31, 2010, 81,118 square feet were moved out, 16,692 square feet were renewed and 1,900 square feet were heldover. Lease Expirations

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)Triple-net equivalent (2)The Company classifies leases that expired on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space. Of the 99,710 square feet of leases that expired on December 31, 2010, 81,118 square feet were moved out, 16,692 square feet were renewed and 1,900 square feet were heldover. Lease Expirations - Current and Next Four Quarters

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) Portfolio by Size (1)Triple-net equivalent

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) Washington, DC

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)CBD = Central Business District (2)Triple-net equivalent (3)Does not include space in development or redevelopment. Washington, DC

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)Triple-net equivalent Washington, DC - Lease Expirations

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) Maryland Region

Maryland Region

FIRST POTOMAC REALTY TRUST

(unaudited)

Property	Buildings	Property Type[(1)(2)(3)]	Location	Square Footage	Percent Office Buildout	Annualized Cash Basis Rent[(4)]	Leased at December 31, 2010[(5)]	Occupied at December 31, 2010[(5)]
SUBURBAN MD								
Frederick								
15 Worman's Mill Court	1	OP	Frederick	40,051	100.0%	$ 353,464	87.7%	87.7%
Frederick Industrial Park[(6)]	3	I	Frederick	550,418	25.3%	4,130,960	93.7%	93.7%
Patrick Center	1	Office	Frederick	66,420	100.0%	1,042,893	79.1%	77.8%
West Park	1	Office	Frederick	28,620	100.0%	292,544	75.2%	75.2%
I-270 Corridor								
20270 Goldenrod Lane	1	Office	Germantown	23,518	98.0%	137,037	52.0%	52.0%
Airpark Place	3	BP	Gaithersburg	82,414	53.8%	607,589	57.6%	52.8%
Campus at Metro Park North	4	OP	Rockville	190,912	98.2%	3,353,399	85.1%	85.1%
Cloverleaf	4	OP	Germantown	173,655	99.0%	3,029,155	100.0%	100.0%
Gateway 270 West	6	BP	Clarksburg	243,048	60.8%	2,950,714	89.8%	89.8%
Gateway Center	2	Office	Gaithersburg	44,150	100.0%	671,982	96.0%	92.4%
Girard Business Park[(7)]	7	BP	Gaithersburg	299,530	55.8%	2,582,731	72.7%	72.7%
Redland Corporate Center, Bldg 3	1	Office	Rockville	139,120	100.0%	3,251,622	100.0%	100.0%
Beltsville								
Ammendale Business Park[(8)]	7	BP	Beltsville	312,736	68.3%	2,603,084	91.8%	59.2%
Columbia								
Rumsey Center	4	BP	Columbia	134,431	72.4%	1,363,574	83.1%	79.6%
Snowden Center	5	BP	Columbia	144,930	84.4%	2,016,455	92.1%	77.4%
Other								
Annapolis Commerce Park	2	OP	Annapolis	101,898	72.2%	2,249,836	98.8%	98.8%
Glenn Dale Business Center	1	I	Glenn Dale	315,962	16.0%	1,568,618	92.1%	92.1%
Old Courthouse Square[(9)]	1	Retail	Martinsburg, WV	201,208	0.0%	1,254,080	90.9%	90.9%
Woodlands Business Center	1	Office	Largo	37,886	100.0%	299,480	68.3%	68.3%
Total Suburban Maryland	55			3,130,907	57.3%	33,759,217	88.5%	84.2%
BALTIMORE								
Owings Mills								
Owings Mills Business Park[(10)]	6	BP	Owings Mills	219,168	88.9%	2,446,727	82.3%	82.3%
Other								
Gateway West	4	OP	Westminster	111,481	79.3%	582,287	37.0%	37.0%
Triangle Business Center	4	BP	Baltimore	74,182	56.1%	595,023	76.3%	76.3%
7458 Candlewood Road	1	I	Hanover	295,673	30.0%	1,952,244	99.1%	92.0%
Total Baltimore	15			700,504	59.0%	5,576,281	81.6%	78.6%
Stabilized Portfolio	**70**			**3,831,411**	**57.6%**	**39,335,498**	**87.2%**	**83.2%**
Lease Up Property								
Redland Corporate Center, Bldg 2	1	Office	Rockville	208,342	100.0%	297,839	6.4%	0.6%
Grand Total	**71**			**4,039,753**	**59.8%**	**$ 39,633,337**	**83.1%**	**78.9%**

(1) I = Industrial
(2) BP = Business Park
(3) OP = Office Park
(4) Triple-net equivalent
(5) Does not include space in development or redevelopment.
(6) Frederick Industrial Park consists of the following properties: 4451 Georgia Pacific Boulevard, 4612 Navistar Drive and 6900 English Muffin Way.
(7) Girard Business Park consists of the following properties: Girard Business Center and Girard Place.
(8) Ammendale Business Park consists of the following properties: Ammendale Commerce Center and Indian Creek Court.
(9) On February 18, 2011, the Company sold the property for net proceeds of $10.8 million.
(10) Owings Mills Business Park consists of the following properties: Owings Mills Business Center and Owings Mills Commerce Center.

Quarterly Supplemental Disclosure - December 31, 2010 33

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)Triple-net equivalent Maryland Region - Lease Expirations

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) Northern Virginia Region

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)I = Industrial (2)BP = Business Park (3)OP = Office Park (4)Triple-net equivalent (5)Does not include space in development or redevelopment. (6)Sterling Park Business Center consists of the following properties: 403/405 Glenn Drive, Davis Drive and Sterling Park Business Center. (7)Lafayette Business Park consists of the following properties: Enterprise Center and Tech Court. Northern Virginia Region

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)Triple-net equivalent Northern Virginia - Lease Expirations

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) Southern Virginia

Southern Virginia

FIRST POTOMAC REALTY TRUST

(unaudited)

Property	Buildings	Property Type[(1)(2)]	Location	Square Footage	Percent Office Buildout	Annualized Cash Basis Rent[(3)]	Leased at December 31, 2010[(4)]	Occupied at December 31, 2010[(4)]
RICHMOND								
North								
Virginia Center	1	BP	Glen Allen	118,145	27.0%	$ 1,183,887	85.2%	85.2%
Northridge I, II	2	I	Ashland	140,185	14.5%	866,633	100.0%	100.0%
Hanover Business Center	4	BP	Ashland	182,967	51.7%	854,557	78.3%	74.4%
Park Central	3	BP	Richmond	204,280	50.0%	2,059,337	84.8%	84.8%
South								
River's Bend Center[(5)]	6	I	Chester	795,037	32.6%	4,417,369	94.2%	94.2%
Chesterfield Business Center[(6)]	11	BP	Richmond	320,382	48.0%	1,746,452	83.3%	75.2%
Total	27			1,760,996	37.6%	11,128,235	89.3%	87.5%
NORFOLK								
Crossways								
Crossways Commerce Center[(7)]	9	BP	Chesapeake	1,089,786	66.6%	10,600,663	91.6%	91.6%
Greenbrier								
Greenbrier Business Center[(8)]	4	BP	Chesapeake	410,613	75.0%	4,241,700	83.5%	83.5%
Chesapeake Other								
1400 Cavalier Boulevard	4	I	Chesapeake	394,308	7.5%	1,560,357	88.6%	88.6%
Diamond Hill Distribution Center	4	I	Chesapeake	712,683	3.9%	2,827,530	82.0%	82.0%
Battlefield Corporate Center	1	Office	Chesapeake	96,720	100.0%	749,580	100.0%	100.0%
Hampton								
1000 Lucas Way	2	BP	Hampton	182,323	50.6%	1,383,017	96.3%	96.3%
Enterprise Parkway	1	BP	Hampton	363,892	20.0%	1,787,703	60.1%	60.1%
Norfolk								
Norfolk Commerce Park[(9)]	3	BP	Norfolk	261,444	81.6%	2,325,532	88.2%	88.2%
Total	28			3,511,769	44.6%	25,476,082	85.3%	85.3%
Grand Total	**55**			**5,272,765**	**42.3%**	**$ 36,604,317**	**86.7%**	**86.0%**

(1) I = Industrial
(2) BP = Business Park
(3) Triple-net equivalent
(4) Does not include space in development or redevelopment.
(5) River's Bend Center consists of the following properties: River's Bend Center and River's Bend Center II.
(6) Chesterfield Business Center consists of the following properties: Airpark Business Center, Chesterfield Business Center and Pine Glen.
(7) Crossways Commerce Center consists of the following properties: Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways I, Crossways II, 1434 Crossways Boulevard and 1408 Stephanie Way.
(8) Greenbrier Business Center consists of the following properties: Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.
(9) Norfolk Commerce Park consists of the following properties: Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Quarterly Supplemental Disclosure - December 31, 2010 39

Quarterly Supplemental Disclosure - December 31, 2010 (unaudited) (1)Triple-net equivalent Southern Virginia - Lease Expirations

Quarterly Supplemental Disclosure - December 31, 2010 Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures. The Company believes FFO, NOI, EBITDA and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non- property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. NOI Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. SAME-PROPERTY NOI The Company defines same-property NOI as NOI for the Company's properties wholly owned during the entirety of the periods reported. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, the Company's same-property NOI may not be comparable to other REITs. EBITDA Management believes that EBITDA is a useful measure of the Company's operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and loss on early retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt. FFO Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income (loss) before minority interest (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains on the sale of property. Further, other REITs may use different methodologies for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about the Company's financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. CORE FFO Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, acquisition costs, and impairments to real estate assets. AFFO Management believes that AFFO is a useful measure of the Company's liquidity. The Company computes AFFO by adding to Core FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization. First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. The Company also excludes development and redevelopment related expenditures. AFFO provides an additional perspective on the Company's ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, the Company's AFFO may not be comparable to other REITs. Management Statements on Non-GAAP Supplemental Measures